UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 27, 2015 (August 19, 2015)

Global Medical REIT Inc.

 (Exact name of registrant as specified in its charter)

Maryland	8091371022	46-4757266
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 450 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	202-524-6851

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2015, the Board of Directors of Global Medical REIT Inc. (the “Company”) appointed the persons to serve as Directors of the Company and to hold office until the next annual meeting of shareholders and until their successor is duly elected and qualified or until their resignation or removal: Zhang Jing Guo, Huang Yanping, Qin Yufei, Ronald Marston, Dr. Roscoe Moore, and Henry Cole.

Zhang Jing Guo

Mr.  Zhang has approximately 20 years of experience in the real estate development in China. From July 1983 to May 1994, Mr. Zhang held various positions at the then Light Industry Bureau of Henan Province, the governmental authority in charge of the light industry in Henan Province, and its associated collectively-owned enterprises, including division chief, engineer and vice manager where he was responsible for administrative management. Rom May 1994 to April 2001, he worked at Xingye Real Estate as general manager, where he was responsible for its overall operations. Mr. Zhang cofounded a real estate company which has become one the top 100 property development companies in China.

Mr. Zhang received a bachelor’s degree in radio science from Zhengzhou University in July 1983 and an Executive MBA degree from Guanghua School of Management, Peking University in July 2013. Mr. Zhang current serves as president of Henan Real Estate Chamber of Commerce, vice-president of Industry & Commerce Association of Henan Province, graduate tutor of Zhengzhou University and a member of Henan Provincial Committee of Chinese People’s Political Consultative Conference. Mr. Zhang was awarded “Outstanding Real Estate Developer of Henan Province” by the Department of Housing and Urban-Rural Development of Henan Province in 2011 and “Outstanding Real Estate Developer of Zhengzhou” by the Housing Security and Real Estate Administration Bureau of Zhengzhou in 2009, 2011 and 2012. In 2012, Mr. Zhang was named “Individual with Outstanding Contribution to Market Economy of Henan Real Estate Industry” by Henan Daily and the Private Economy Research Association of Henan Province and “Philanthropist of Henan Province” by the Industry & Commerce Association of Henan Province and the United Front Work Department of the CPC Henan Province Committee. Mr. Zhan received his senior engineer qualification from the People’s Government of Henan Province in December 1996 and his first class construction engineer qualification from the Ministry of Housing and Urban-Rural Development in May 2012.

The board of directors appointed Mr. Zhang in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. Mr. Zhang is the spouse of Huang Yanping. The Company has not entered into any compensation arrangements with Mr. Zhang.

Huang Yanping

Ms. Huang Yanping is the sole shareholder of Joytown, Inc., a beneficial owner of the Company’s majority owner, HFE USA, LLC. Ms. Huang has over 15 years experience in the property development and investment industry in the People’s Republic of China (PRC). Ms. Huang has been involved in the development of not less than 36 property development projects in Henan, Shandong, and Hainan provinces in China with total gross floor areas of not less than 14 million square meters. She is one the founders of a real estate company which has become one the top 100 property development companies in China. Ms. Huang holds an associate’s degree in industrial and economics management from Henan Agricultural University. The board of directors appointed Ms. Huang in recognition of her abilities to assist the Company in expanding its business and the contributions she can make to the Company’s strategic direction. Ms. Huang is the spouse of Zhang Jing Guo. The Company has not entered into any compensation arrangements with Ms. Huang.

Qin Yufei

Ms. Yufei currently serves as the Director Assistant of the Administrative and Secretary Department with Henan Zensun Real Estate Co., Ltd (“Zensun”). Ms. Qin is responsible for creating and executing Zensun’s property development strategy. In this role, she participates in Zensun’s financing activities and negotiates Zensun’s international business activities including acquisitions of foreign businesses, hotel management, and cross-border private equity issues. Ms. Qin also serves as a Relationship Manager for Zensun and its local government and business authorities. Previously Ms. Qin served as a Professional Journalist for Henan Television and as Senior Lecturer and Sales & Training Manager for New China Life Insurance Co. Ms. Qin received a Bachelor’s degree in International Finance from the Henan Finance Institute and a Master’s degree in International Communications from the University of Leicester.

The board of directors appointed Ms Qin in recognition of her abilities to assist the Company in expanding its business and the contributions she can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Ms. Qin.

Ronald Marston

Mr. Marston has more than 30 years in international healthcare and is known as an international authority on healthcare systems and trends worldwide.

In 1973, Mr. Marston joined HCA International (now Health Care Corporation of America), which was a subsidiary of Hospital Corporation of America, and relocated to London, England. After establishing the office there, he returned to Corporate Headquarters in 1974. He was promoted in January 1979 to Vice President, Finance and Administration and in July 1980 relocated again to London. In late 1981, he was promoted to President of HCA International, Ltd. and in 1987, he was promoted to President and CEO of HCA International Company with responsibility for all development and operations internationally. During this period of time, under Mr. Marston’s leadership, HCA International Company grew to include (a) 10 hospitals and 7 nursing homes in the United Kingdom; (b) 10 hospitals in Australia; (c) 5 hospitals and 55 clinics in Central and South America (as well as Brazil’s largest HMO with 750,000 subscribers); (d) a management contract for the restructuring of the 1650 bed Singapore General Hospital; (e) a commissioning and management contract for the King Fahad National Guard Hospital in Riyadh, Saudi Arabia, (the first non-US Military hospital to be JCAH accredited outside the United States); and (f) the longest standing recruitment contract in the Kingdom of Saudi Arabia. Hospital Corporation of America sold the international company to several buyers in 1989 after the company elected to go private.

Mr. Marston's previous experience was with Vanderbilt University and Medical Center. Prior to joining Vanderbilt, he was responsible for the training and administration of the 400 bed Twelfth Evacuation Hospital located in Cu Chi, Republic of Vietnam.

Mr. Marston holds a Bachelors Degree from Tennessee Technological University; a Certificate in Healthcare Administration from the Academy of Health Service; and a Ph.D. in Management from California Western University. Mr. Marston is an Accredited Executive in Personnel; a member of the American Society for Personnel Administration, the Employment Management Assoc., the American Compensation Assoc., the American Management Assoc., the Institute of Directors, Omicron Delta Kappa Foundation, and the Society of International Business Fellows. He has served as a Lecturer at the Academy of Health Sciences and the American College of Healthcare Executives.  Mr. Marston has served as a consultant for various organizations and the U.S. Government.

The board of directors appointed Mr. Marston in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Mr. Marston.

Dr. Roscoe Moore

Until his retirement, Dr. Roscoe M. Moore, Jr. served with the United States Department of Health and Human Services (HHS) and was for the last twelve years of his career the principal person responsible for global development support within the Office of the Secretary, HHS, with primary emphasis on Continental Africa and other less developed countries of the world (e.g., Indonesia, Malaysia, and Vietnam). He was the principal liaison person between the HHS and Ministries of Health in Africa with regard to the development of infrastructure and technical support for the delivery of preventive and curative health needs for the continent. Dr. Moore represented the HHS in cooperative international efforts with African nations in addressing continued health and human resources issues.

Dr. Moore received his Bachelor of Science and Doctor of Veterinary Medicine degrees from Tuskegee Institute; his Master of Public Health degree in Epidemiology from the University of Michigan; and his Doctor of Philosophy degree in Epidemiology from the Johns Hopkins University. He was awarded the Doctor of Science degree (Honoris Causa) in recognition of his distinguished public health career by Tuskegee University.

Dr. Moore was a career officer within the Commissioned Corps of the United States Public Health Service (USPHS) entering with the U.S. National Institutes of Health (NIH) and rising to the rank of Assistant United States Surgeon General (Rear Admiral, USPHS) within the Immediate Office of the Secretary, HHS. He was selected as Chief Veterinary Medical Officer, USPHS, by Surgeon General C. Everett Koop.

Dr. Moore served as an Epidemic Intelligence Service Officer with the U.S. Centers for Disease Control and Prevention (CDC). He was with the Center for Veterinary Medicine, U.S. Food and Drug Administration (FDA), before becoming Senior Epidemiologist within the National Institute for Occupational Safety and Health, CDC. He served as the Chief Epidemiologist with the Center for Devices and Radiological Health, FDA. Dr. Moore has been acknowledged as the “Father” of Medical Device Epidemiology by FDA for establishing the first Medical Device Epidemiology Training Fellowship Program within the USPHS. He directed the Epidemiology and Biostatistics Program and was an Assistant Professor of Oncology within the Howard University College of Medicine Cancer Center.

Dr. Moore has international experience with countries of North Africa (Morocco), North West Africa (Mauritania), Sub-Saharan Africa, West Africa (Senegal, Nigeria, and Mali), Central Africa (Central African Republic, Republic of Congo, Rwanda, and Uganda), East Africa (Kenya, Mozambique, and Tanzania) and Southern Africa (South Africa and the countries of the Southern African Development Community [SADC]). He also has experience in England, Israel, Switzerland, Norway, Ireland, Spain, France, Italy, Germany, Austria, the former Yugoslavia (Serbia, Macedonia, and Croatia), Poland, Mexico, Canada, Indonesia, Malaysia, Vietnam, China, and Caribbean Nations (Bahamas, Barbados, Dominican Republic, Haiti, Jamaica, and Puerto Rico). During his career and while on official duty, Dr. Moore has traveled to 44 of the 50 states in the United States of America.

Dr. Moore has conducted clinical research on infectious diseases such as Venezuelan equine encephalitis, tuberculosis, listeriosis, psittacosis, human Orf, malaria, and HIV/AIDS. He has carried out epidemiological research on a number of chronic and molecular diseases; for example, lead toxicosis, occupational and environmental cancers, and sickle cell disease. Dr. Moore has evaluated the safety and effectiveness of medical devices, and conducted relevant epidemiological research on the utilization experience and human health effects of medical devices and radiation. He was involved in the development of a sustainable infrastructure for the surveillance of emerging and re-emerging diseases worldwide. He continues to be involved in issues of terrorism (and bio-terrorism), the evaluation of vaccines, the safety of bio-engineered foods, food security, Avian Influenza (H5N1, H1N1), safe blood transfusions, blood substitutes, prevention and treatment for eye diseases (glaucoma), diabetes, allergens (Japanese red cedar, Latex), intestinal parasites (tapeworms), telehealth /telemedicine, adult stem cell research (Parkinson’s disease), autism and Alzheimer’s research, placental hormones (human placental lactogen), therapeutic nutritional supplementation and probiotics, oral rehydration therapy, pain therapy, and disaster response and crisis mitigation.

Dr. Moore has written or co-authored over 100 publications covering a broad range of public health issues. He is a Fellow of the American College of Epidemiology. Dr. Moore serves on the Board of Trustees for Friends of the University of Stellenbosch Foundation. He is a life-member of Delta Omega, the honorary society in public health at the Johns Hopkins University. Dr. Moore and his wife have established a scholarship in their names for Ph.D. candidates in Epidemiology at the Johns Hopkins University.

Dr. Moore served on the Fogarty International Center Advisory Board of Directors, NIH, appointed by the U.S. Secretary of Health and Human Services. Dr. Moore served as an Adjunct Professor of Epidemiology, Medical University of Southern Africa, Pretoria, South Africa. He served on the Alumni Board of Directors, School of Public Health, University of Michigan. Dr. Moore served on the Dean's Alumni Council, Bloomberg School of Public Health, Johns Hopkins University. He served as an Affiliate Associate Professor of Environmental Health for the University of Washington, Seattle. He served on the Board of Directors for the Africa Center for Health and Human Security, George Washington University. Dr. Moore served as an Adjunct Professor of Epidemiology, University of Hanoi, Vietnam. He served as a Visiting Professor, International Postgraduate School, European Center for Peace and Development, United Nations University for Peace. Dr. Moore served as Counterpart Investigator within the Clinic of Gynecology and Obstetrics, Faculty of Medicine, University of Belgrade, Serbia.

Dr. Moore holds a First Degree Black Belt in karate and is very active in the community. He served on the Board of Directors and the Executive Committee for what is now the MedStar Montgomery Medical Center in Olney, Maryland. Dr. Moore served on the Board of Directors and as President for the Friends of the National Zoo (FONZ) in Washington, DC. Dr. Moore served as a Commissioner for the Maryland Health Care Commission, appointed by the Governor. He has been designated by the Governor of the Commonwealth of Virginia as a Virginia Hero. Dr. Moore served as Chair of the Washington Suburban Sanitary Commission which has a $1.5 billion dollar annual budget. He served on the Board of Directors of the Greater Silver Spring (Maryland) Chamber of Commerce.

Dr. Moore is the Founder and President of PH RockWood Corporation which is focused on the prevention, treatment and control of infectious diseases worldwide. He is a Senior Fellow of the Potomac Institute for Policy Studies. Dr. Moore is Chair of the Board of Advisors for Immunomic Therapeutics Incorporated, a DNA vaccine company. He serves on the Scientific Advisory Board of Cera Products Incorporated which produces rice-based oral rehydration therapies. Dr. Moore serves on the Scientific Advisory Board of HemoBioTech Incorporated, a publicly traded company developing a novel safe substitute for human blood. He serves on the Scientific Advisory Board for Telcare LLC which is focused on the clinical management of diabetes. Dr. Moore serves on the Scientific Advisory Board of ImQuest Life Sciences which is focused on early stage anti-infective and anti-cancer drugs, and vaccine development services. He serves as Chief Scientific Director for MusclePharm Corporation, a publicly traded therapeutic nutritional supplement company. Dr. Moore serves as Chairman of the Board of Directors of ImmunoClin, a London based Biotechnology Company with therapeutic candidates for HIV and other infectious diseases, and diagnostics for cardiovascular disease and Alzheimer’s disease risk. Dr. Moore serves on the Board of Directors for Biodefense Gamma LLC which specializes in purified gamma globulin therapy for a number of infectious diseases. He serves on the Scientific Advisory Board for Cannabis Science Incorporated, a publicly traded company which is in the forefront of phytocannabinoid-based treatments for HIV and certain skin cancers.

Dr. Moore serves on the Board of Directors for the Safe Blood for China Foundation. He serves on the Board of Directors for Constituency for Africa, and is its Interim Chairman. Dr. Moore is a Senior Advisor to PeerSat Corporation, www.peersat.com.

The board of directors appointed Dr. Moore in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Dr. Moore.

Henry Cole

Mr. Cole provides corporate and technical leadership to establish and manage innovative US and international healthcare programs, medical systems, and strategic policy change. His career spans successful senior executive direction and oversight of health and development corporations; strategic planning support and counsel to governments and industry at the highest levels in over 40 countries; and founder, executive and board director of companies variously focused on health policy, medical equipment, diagnostics, pharmaceuticals, medical staffing, and health information technology.

Mr. Cole currently serves as President of his Global Development International, LLC, where he provides development support, management and oversight for companies and varied program initiatives in medical and healthcare programs and products, including – Instant Labs Medical Diagnostics, Inc. (molecular diagnostics, hospital based infections ), MedPharm, Inc. (global and developing country hospital and clinic support), MPRC Group, LTD (medical equipment, medical system planning and support throughout the Middle East), and various others (see below).

Mr. Cole previously served for 25 years as President and Corporate Officer at the Futures Group International and Futures Group Holdings (annual revenue $100m). His leadership at Futures encompassed programs and technical assistance to US and international corporations, governments and NGO institutions in domestic and international business intelligence, strategic decision making and program implementation in health care and technology, energy, environment, and economic planning. The health and medical programs addressed the breadth health system development , including health and medical policy reform, infectious disease, women’s and child health, medical staffing, pharmaceutical and product supply chain, and logistics of clinic placement and planning. Under his direction, corporate programs expanded to offices in over 40 countries including: domestically, Washington, DC; Hartford; Chapel Hill, and Seattle; and internationally, Bath, England; New Delhi, India; Beijing, China; Cairo, Egypt; Johannesburg and Cape Town South Africa; Accra, Ghana; Ankara, Turkey; Sao Palo, Brazil , Kiev and Odessa Ukraine, and many others.

Earlier he was Director of International Health and Population Programs for General Electric’s Center for Advanced Studies; founding Economist for International Health and Energy Programs at Hittman Nuclear, Inc.; Faculty of Economics at Tulane University; and Intern for US Presidents Johnson and Nixon on their Counsel of Economic Advisors to the President.

Mr. Cole was co founder of North Star Health, Inc. – aftermarket medical equipment; Futures Health Core, Inc.  –  consolidation of market for physical  and cognitive therapists; Stimulus US, Inc. - Electronic Medical Records; MPI Diagnostics – rapid diagnostic manufacture and distribution, and Global Flu Consortium, Inc., Medical Security Inc, and Bio Defense Inc. – corporate and institution capacity and products to respond to medical crisis. He also provided corporate oversight as senior Executive and/or Director for marketing and strategic development in many and diverse medical systems companies. These include: IDG Management Services, Inc. – integrated healthcare solutions for chronic and eldercare hospitals and clinics; Instant Labs, Inc. – molecular diagnostics products and laboratories; Karishma HealthCare, now Napier Healthcare (India) – hospital IT and mobile (web based) medicine; CAMRIS International - remote radiology and radiologist systems; MPRC, Ltd. (Lebanon) - Gulf and Middle East health systems, laboratories and medical experts; Danadams Pharmaceuticals, Ltd. (Ghana) – Pharmaceutical production and distribution.

Mr. Cole has served on the board of numerous organizations including of the Millennium Project (co founder of this renowned group which is central to the world’s leading futurists and institutions, including their annually heralded global publication, State of the Future); the Futures Institute for Sustainable Development; Safe Blood International and Safe Blood for India; Foundation Against HIV and AIDS; Kids Save International, Triple Win International, and others. He has personally worked in over 28 countries worldwide, with earlier in-depth, in-country experience in Egypt (residency), Turkey, Ghana, Cameroon, (residency), Kenya, Sudan, Sahelian Africa, Haiti, Trinidad, Bahamas, Philippines, Indonesia and India. His undergraduate studies were from Yale University and graduate studies from The John Hopkins University, both in economics, and he brings additional strengths in management planning, statistics, economic demographic modeling, and forecasting. He speaks excellent French and is comfortable working in nontraditional cultures and with non English speaking populations.

The board of directors appointed Mr. Cole in recognition of his abilities to assist the Company in expanding its business and the contributions he can make to the Company’s strategic direction. The Company has not entered into any compensation arrangements with Mr. Cole.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Medical REIT Inc.
Date: August 27, 2015	By: /s/ Conn Flanigan
Conn Flanigan, Secretary